EXHIBIT 99.4

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Meyer
rfisher@webmd.net	jmeyer@webmd.net
rfisher@emdeon.com	jmeyer@emdeon.com
201-414-2002	212-624-3912
WEBMD CORPORATION TO BE RENAMED EMDEON CORPORATION
ELMWOOD PARK, NJ (August 4, 2005) — WebMD Corporation (NASDAQ: HLTH) today announced that it is now operating under the name Emdeon Corporation. The Company’s ticker symbol will remain HLTH.
Kevin Cameron, Chief Executive Officer of Emdeon Corporation, stated: “While our name is changing, our mission and goals remain the same. As a leading provider of business, technology and information solutions, we intend to continue to work on behalf of our payer, vendor and provider customers to transform both the financial and clinical aspects of healthcare delivery. At the core of our vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable financial and clinical knowledge at the right time and place and to improve healthcare quality.”
Emdeon’s ticker symbol will remain HLTH. WebMD Corporation is changing its corporate name in order to avoid confusion with its subsidiary, WebMD Health, which is expected to trade separately on NASDAQ under the symbol WBMD following its planned initial public offering of 10% to 14% of its equity. The Company made this decision because the WebMD name is more closely associated with WebMD Health and its Web sites than with its other businesses.
Emdeon Corporation’s businesses include:
•	Emdeon Business Services, which provides revenue cycle management and clinical communications solutions that enable payers, providers and patients to improve healthcare business processes. Emdeon Business Services offers a full suite of products and services to automate key healthcare business functions, including electronic transaction services, document management solutions, payment services, print-and-mail services, decision support and data warehousing solutions, and consulting services.

•	Emdeon Practice Services, which provides physician practice management and electronic health record software and related services. Its innovative solutions are used by large and small medical practices in all specialties to improve efficiency and enhance patient care.

•	WebMD Health, which provides health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. WebMD’s mission is to be the most trusted brand of health information, providing the most effective and efficient channel to reach, inform and educate consumers and providers.

•	Porex, which manufactures and distributes porous plastic products and components used in healthcare, industrial and consumer applications.

At the Annual Meeting of Stockholders of the Company to be held on September 29, 2005, the Company will seek approval of an amendment to its Certificate of Incorporation to change its legal name from WebMD Corporation to Emdeon Corporation. The implementation of operational and branding use of the name Emdeon will begin immediately.
Analyst and Investor Conference Call
Emdeon will hold a conference call with investors and analysts to discuss its financial results for the three months ended June 30, 2005 at 4:45 pm (eastern) on August 4, 2005. The call can be accessed at www.webmd.com (in the About WebMD section). A replay of the audio webcast will be available at the same web address and after August 5, 2005 will also be available at www.emdeon.com (in the About Emdeon section).
ABOUT EMDEON
Emdeon (NASDAQ: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. Emdeon Practice Services provides physician practice management and electronic health record software and services that increase practice efficiency and enhance patient care. WebMD Health provides health information services for consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
*****************************
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
*****************************
All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; the planned initial public offering of WebMD Health equity; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; the prospects for new applications of porous plastics and other porous media; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; customer relations and operations challenges resulting from the change in our corporate name and branding; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.
*****************************
WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™, Emdeon Practice Services™and POREX® are trademarks of WebMD Corporation or its subsidiaries.